Exhibit 35.3

425 Phillips Blvd. Ewing, NJ 08628 609.883.3900 Ext. 7040 Email: mblair@cenlar.com

Re: Servicer Compliance Statement (Item 1123)

The undersigned, a duly authorized officer of Cenlar FSB, as servicer (“the Servicer”) pursuant to applicable servicing agreements governing the securities listed in Exhibit A, does certify that:

1.	A review of the Servicer’s activities during the period of 1/1/2016 to 12/31/2016 (the “Reporting Period”) and of the Servicer’s performance under the applicable servicing agreement has been made under my supervision; and

2.	To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the applicable servicing agreement in all material respects throughout the Reporting Period.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 8th day of March 2017.

By:	/s/ Michael Blair
Name: Michael Blair
Title: Executive Vice President

Mailing Address: Cenlar FSB • 425 Phillips Blvd, Ewing NJ 08618

Exhibit A - Securities Covered in Cenlar’s Servicer Compliance Statement

Investor	Servicer	Security	* Period Subserviced by Cenlar FSB
RW8	Redwood Residential Acquisition Corp	SEMT 2013-8	1/1 to 12/31/16

RX0	Redwood Residential Acquisition Corp	SEMT 2013-9	1/1 to 12/31/16

RX1	Redwood Residential Acquisition Corp	SEMT 2013-10	1/1 to 12/31/16

RX2	Redwood Residential Acquisition Corp	SEMT 2013-11	1/1 to 12/31/16

RX3	Redwood Residential Acquisition Corp	SEMT 2013-12	1/1 to 12/31/16

RX8	Redwood Residential Acquisition Corp	SEMT 2014-1	1/1 to 12/31/16

RT4	Redwood Residential Acquisition Corp	SEMT 2014-2	1/1 to 12/31/16

RT5	Redwood Residential Acquisition Corp	SEMT 2014-3	1/1 to 12/31/16

RD0	Redwood Residential Acquisition Corp	SEMT 2014-4	1/1 to 12/31/16

RD1	Redwood Residential Acquisition Corp	SEMT 2015-1	1/1 to 12/31/16

RD2	Redwood Residential Acquisition Corp	SEMT 2015-2	1/1 to 12/31/16

RD5	Redwood Residential Acquisition Corp	SEMT 2015-3	1/1 to 12/31/16

Mailing Address: Cenlar FSB • 425 Phillips Blvd, Ewing NJ 08618

Investor	Servicer	Security	* Period Subserviced by Cenlar FSB
RS8	Redwood Residential Acquisition Corp	SEMT 2015-4	1/1 to 12/31/16

RV1/UB2	Redwood Residential Acquisition Corp/UBS Bank USA	SEMT 2016-1	6/8-12/31/16

RV2/UB4	Redwood Residential Acquisition Corp/UBS Bank USA	SEMT 2016-2	7/28-12/31/16

RV3/UB5	Redwood Residential Acquisition Corp/UBS Bank USA	SEMT 2016-3	10/21 to 12/31/16

Mailing Address: Cenlar FSB • 425 Phillips Blvd, Ewing NJ 08618